Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 17, 2021, with respect to the consolidated financial statements of Amtech Systems, Inc. as of September 30, 2021 and 2020 and for each of the three years in the period ended September 30, 2021, included in its Annual Report on Form 10-K for the year ended September 30, 2021.

/s/ Mayer Hoffman McCann P.C.

Phoenix, Arizona

March 25, 2022